Exhibit 99.1

JIVE SOFTWARE ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

PALO ALTO, Calif., May 5, 2015 – Jive Software, Inc. (Nasdaq: JIVE), the world’s leading provider of modern communication and collaboration solutions for business, today announced financial results for its first quarter ended March 31, 2015.

“Jive got off to a solid start in 2015 with financial results that exceeded the high end of our guidance range,” stated Elisa Steele, CEO and President of Jive Software. “We are making progress to align the business to accelerate growth over time while driving significant improvements in profitability.”

Steele added, “The recent release of Jive Chime, our new real-time messaging app for teams, is an exciting example of our product vision to create simple, smart and beautiful products that make it easier for people to connect, communicate and collaborate. We are focused on building on our first quarter performance and making it easier for customers to acquire and deploy our products in order to generate business value.”

First Quarter 2015 Financial Highlights

•	Revenue: Total revenue for the first quarter was $47.1 million, an increase of 15% on a year-over-year basis. Within total revenue, product revenue was $43.5 million for the first quarter, an increase of 16% on a year-over-year basis. Professional Services revenue for the first quarter was $3.6 million, compared to $3.7 million in the first quarter of 2014.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $43.3 million for the first quarter, an increase of 3% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $39.0 million, compared to $39.8 million in the first quarter of 2014.

•	Gross Profit: GAAP gross profit for the first quarter was $29.9 million, compared to $25.6 million for the first quarter of 2014. Non-GAAP gross profit was $31.7 million for the first quarter, representing a year-over-year increase of 14% and a non-GAAP gross margin of 67%.

•	Loss from Operations: GAAP loss from operations for the first quarter was $9.4 million, compared to a loss of $17.1 million for the first quarter of 2014. Non-GAAP loss from operations was $2.2 million for the first quarter, compared to a loss of $6.1 million for the first quarter of 2014.

•	Net Loss: GAAP net loss for the first quarter was $8.2 million, compared to a net loss of $17.3 million for the same period last year. GAAP net loss per share for the first quarter was $0.11 based on 74.1 million weighted-average shares outstanding, compared to a net loss per share of $0.25 based on 69.3 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the first quarter was $2.0 million, compared to a net loss of $6.3 million for the same period last year. Non-GAAP net loss per share for the first quarter was $0.02 based on 74.1 million weighted-average shares outstanding, compared to net a loss per share of $0.09 based on 69.3 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of March 31, 2015, Jive had cash and cash equivalents and marketable securities of $134.0 million, an increase of $12.9 million from $121.1 million at December 31, 2014.

Jive generated $14.6 million in cash from operations and invested $2.4 million in capital expenditures, leading to free cash flow of $12.1 million for the first quarter. Free cash flow was negative $1.7 million for the first quarter of 2014. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships including: Avnet, Bessemer Trust, Bethesda, DealerTrack, Fairchild, Faurecia, GoDaddy, Grant Thornton UK, Humana, John Wiley & Sons, Lam Research, Laureate Education, MobileIron, Pink Petro, Sierra Nevada Brewing Company, Stella & Dot, SunEdison, Sysomos, and Wichita State University, among others.

•	Announced the Winter releases of Jive-x and Jive-n.

•	The latest release of Jive-x helps companies attract and retain customers, prospects and partners by increasing community participation and marketing conversion rates through targeted messaging, improved performance and its new integration with Marketo.

•	The Jive-n release delivers a ubiquitous solution for managing employee communication across devices and among various audiences. HR and communications departments can auto-subscribe an entire community or subset of employees to specific news or blogs and then measure the resulting impact to ensure that the right information effortlessly reaches its targeted audience. The latest release also features enhanced search capabilities and deeper integration with Google DocsTM.

•	Delivered Jive 8 for Jive-n and Jive-x. Jive introduced the Jive 8 versions of Jive-n and Jive-x in March (three months ahead of schedule), providing internal and external communities with the very best features from the past year’s cloud releases within one experience for Jive’s global on-premise and hosted customers.

•	Introduced Jive Chime, a new app that quickly connects coworkers in real time. Available across iOS and Android devices and on Windows and Mac desktops, Jive Chime delivers a consistent and secure consumer-like experience where employees can instantly start one-on-one or group conversations with coworkers, teams and departments, whether at their desks or on the go.

Financial Outlook

As of May 5, 2015, Jive’s guidance for its second quarter 2015 and updated guidance for the full year 2015 is as follows:

•	Second Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $47.0 million to $48.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $4.5 million to $5.5 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.05 to $0.07 based on approximately 75.2 million weighted-average diluted shares outstanding.

•	Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $195.0 million to $200.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $14.0 million to $17.0 million.

•	Non-GAAP net loss per share is expected to be in the range of $0.22 to $0.26 based on approximately 75.4 million weighted-average diluted shares outstanding.

•	Free cash flow is expected to be in the range of negative $2.0 million to negative $7.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results for the first quarter 2015, in addition to discussing the company’s outlook for the second quarter and full year 2015. To access this call, dial 877-870-4263 (domestic) or 412-317-0790 (international). A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through May 13, 2015, by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10063793.

About Jive Software

Jive (NASDAQ: JIVE) is the leading provider of modern communication and collaboration solutions for business. Recognized as a leader by the industry’s top analyst firms in multiple categories, Jive enables employees, partners and customers to work better together. More information can be found at www.jivesoftware.com.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Non-GAAP net loss and net loss per share exclude a non-recurring gain. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the second fiscal quarter of 2015 and the full year of 2015, expectations regarding our strategy of driving improved financial and operational performance, the effectiveness and intended benefits of our product releases, and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:	Media Contact:

Brian Denyeau	Jason Khoury
ICR	Jive Software
(646) 277-1251	(650) 847-8308
brian.denyeau@icrinc.com	jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
Revenues:
Product	$43,512	$37,377
Professional services	3,614	3,652

Total revenues	47,126	41,029
Cost of revenues:
Product	11,633	9,921
Professional services	5,593	5,534

Total cost of revenues	17,226	15,455

Gross profit	29,900	25,574
Operating expenses:
Research and development	13,973	12,897
Sales and marketing	18,865	23,501
General and administrative	6,499	6,319

Total operating expenses	39,337	42,717

Loss from operations	(9,437)	(17,143)
Other income (expense), net:
Interest income	53	41
Interest expense	(79)	(83)
Other, net	1,501	(10)

Total other income (expense), net	1,475	(52)

Loss before provision for income taxes	(7,962)	(17,195)
Provision for income taxes	203	129

Net loss	$(8,165)	$(17,324)

Basic and diluted net loss per share	$(0.11)	$(0.25)

Shares used in basic and diluted per share calculations	74,107	69,330

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$28,024	$20,594
Short-term marketable securities	91,338	93,001
Accounts receivable, net of allowances	42,921	66,729
Prepaid expenses and other current assets	13,476	13,490

Total current assets	175,759	193,814
Marketable securities, noncurrent	14,641	7,542
Property and equipment, net of accumulated depreciation	13,600	12,986
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	7,809	9,448
Other assets	8,962	9,314

Total assets	$250,524	$262,857

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,248	$3,565
Accrued payroll and related liabilities	5,830	6,622
Other accrued liabilities	6,874	8,246
Deferred revenue, current	124,774	128,592
Term debt, current	2,400	2,400

Total current liabilities	144,126	149,425
Deferred revenue, less current portion	27,631	31,947
Term debt, less current portion	3,000	3,600
Other long-term liabilities	1,458	1,288

Total liabilities	176,215	186,260
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	369,683	363,587
Accumulated deficit	(291,849)	(283,684)
Accumulated other comprehensive income (loss)	(180)	39

Total stockholders’ equity	74,309	76,597

Total liabilities and stockholders’ equity	$250,524	$262,857

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(8,165)	$(17,324)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,138	3,982
Stock-based compensation	5,636	9,817
Change in deferred taxes	32	32
Non-recurring gain	(1,107)	—
(Increase) decrease in:
Accounts receivable, net	23,808	10,682
Prepaid expenses and other assets	228	(1,091)
Increase (decrease) in:
Accounts payable	555	(2,461)
Accrued payroll and related liabilities	(1,016)	253
Other accrued liabilities	(1,548)	(761)
Deferred revenue	(8,134)	(1,187)
Other long-term liabilities	138	(53)

Net cash provided by operating activities	14,565	1,889
Cash flows from investing activities:
Payments for purchase of property and equipment	(2,436)	(3,632)
Purchases of marketable securities	(33,368)	(18,634)
Sales of marketable securities	4,600	3,500
Maturities of marketable securities	23,051	20,567

Net cash provided by (used in) investing activities	(8,153)	1,801
Cash flows from financing activities:
Proceeds from exercise of stock options	627	1,048
Taxes paid related to net share settlement of equity awards	(167)	(254)
Repayments of term loans	(600)	(600)
Earnout payment for prior acquisition	—	(576)
Non-recurring gain	1,107	—

Net cash provided by (used in) financing activities	967	(382)

Net increase in cash and cash equivalents	7,379	3,308
Effect of exchange rate changes	51	2
Cash and cash equivalents, beginning of period	20,594	38,415

Cash and cash equivalents, end of period	$28,024	$41,725

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Gross profit, as reported	$29,900	$25,574
Add back:
Stock-based compensation	820	1,170
Amortization related to acquisitions	986	972

Gross profit, non-GAAP	$31,706	$27,716

Gross margin, non-GAAP	67%	68%

	Three Months Ended March 31,
	2015	2014
Research and development, as reported	$13,973	$12,897
less:
Stock-based compensation	2,518	2,980
Amortization related to acquisitions	523	127

Research and development, non-GAAP	$10,932	$9,790

As percentage of total revenues, non-GAAP	23%	24%

	Three Months Ended March 31,
	2015	2014
Sales and marketing, as reported	$18,865	$23,501
less:
Stock-based compensation	784	3,742
Amortization related to acquisitions	131	129

Sales and marketing, non-GAAP	$17,950	$19,630

As percentage of total revenues, non-GAAP	38%	48%

	Three Months Ended March 31,
	2015	2014
General and administrative, as reported	$6,499	$6,319
less:
Stock-based compensation	1,522	1,925

General and administrative, non-GAAP	$4,977	$4,394

As percentage of total revenues, non-GAAP	11%	11%

	Three Months Ended March 31,
	2015	2014
Loss from operations, as reported	$(9,437)	$(17,143)
Add back:
Stock-based compensation	5,644	9,817
Amortization related to acquisitions	1,640	1,228

Loss from operations, non-GAAP	$(2,153)	$(6,098)

	Three Months Ended March 31,
	2015	2014
Loss before provision for income taxes, as reported	$(7,962)	$(17,195)
Add back:
Stock-based compensation	5,644	9,817
Amortization related to acquisitions	1,640	1,228
Less:
Non-recurring gain	(1,107)	—

Loss before provision for income taxes, non-GAAP	$(1,785)	$(6,150)

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss, as reported	$(8,165)	$(17,324)
Add back:
Stock-based compensation	5,644	9,817
Amortization related to acquisitions	1,640	1,228
Less:
Non-recurring gain	(1,107)	—

Net loss, non-GAAP	$(1,988)	$(6,279)

	Three Months Ended March 31,
	2015	2014
Basic and diluted net loss per share, as reported	$(0.11)	$(0.25)
Add back:
Stock-based compensation	0.08	0.14
Amortization related to acquisitions	0.02	0.02
Less:
Non-recurring gain	(0.01)	—

Basic and diluted net loss per share, non-GAAP	$(0.02)	$(0.09)

	Three Months Ended March 31,
	2015	2014
Total revenues	$47,126	$41,029
Deferred revenue, current, end of period	124,774	113,454
Less: Deferred revenue, current, beginning of period	(128,592)	(112,432)

Short-term billings	$43,308	$42,051

	Three Months Ended March 31,
	2015	2014
Total revenues	$47,126	$41,029
Deferred revenue, end of period	152,405	146,150
Less: Deferred revenue, beginning of period	(160,539)	(147,337)

Billings	$38,992	$39,842